SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e))2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to  240.14a-11(c) or 240.14a-12
                                JOULE' Inc.
              (Name of Registrant as Specified In Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check to appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:
                 JOULE' Inc.
    4) Date Filed:
                 12/30/96
  JOULE' INC.
1245 U.S. Route 1 South
Edison, New Jersey 08837



Notice of Annual Meeting of Stockholders

To be held February 5, 1997

The Annual Meeting of Stockholders of Joule' Inc. will be held on Wednesday, February 5, 1997 at 10:30 a.m., at The Pines Manor, Route 27, Edison, New Jersey, for the following purposes:

1.  To elect seven directors; and

2.  To transact such other business as may properly come before the meeting.

All stockholders are cordially invited to attend the meeting. Only holders of record of Common Stock at the close of business, on December 13, 1996 are entitled to notice of and to vote at the meeting. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy.

A copy of the Company's 1996 Annual Report is enclosed.

STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN
 IT IN THE ACCOMPANYING ENVELOPE.

January 6, 1997	By Order of the Board of Directors
                                    Bernard G. Clarkin
                                    Secretary

JOULE' INC.
1245 U.S. Route 1 South
Edison, New Jersey 08837


PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Joule', Inc. of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on February 5, 1997, and at all adjournments thereof. The solicitation will begin on or about January 6, 1997.

All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified with respect to any matter to be acted upon, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted for the election of seven directors, unless authority to do so is withheld with respect to one or more of the nominees. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting

There were outstanding as of the close of business on December 13, 1996, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, 3,660,600 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote on each matter brought before the meeting.

BENEFICIAL OWNERSHIP OF MORE THAN 5% OF THE OUTSTANDING COMMON STOCK

The following table sets forth information regarding the beneficial ownership of Common Stock by each person known to management of the Company to own beneficially 5% or more of the issued and outstanding Common Stock as of December 13, 1996:

 Stock is entitled to one vote on each matter brought before the meeting.

BENEFICIAL OWNERSHIP OF MORE THAN 5% OF THE OUTSTANDING COMMON STOCK

The following table sets forth information regarding the beneficial ownership of Common Stock by each person known to management of the Company to own beneficially 5% or more of the issued and outstanding Common Stock as of December 13, 1996:


               Beneficial Ownership (a)
		                             Number of
Name (b)	                       Shares	            Percent
Emanuel N. Logothetis	       1,177,722 (c)	         32.2%
Helen Logothetis	            1,177,722 (d)	         32.2
Nick M. Logothetis	            506,722	             13.8
Steven Logothetis	             492,622	             13.5
Julie L. Clark	                503,926	             13.8

(a) As used in this Proxy Statement, beneficial ownership means the sole or shared power to direct the voting and/or disposition of shares of Common Stock.


(b) Emanuel N. Logothetis is the husband of Helen Logothetis. They are the parents of Nick M. Logothetis, Steven Logothetis and Julie L. Clark. The address of the members of the Logothetis family is 1245 U.S. Route 1 South, Edison, New Jersey 08837.

(c) Consists of 807,100 shares of Common Stock as to which Mr. Logothetis has sole voting and disposition power and the 370,622 shares referred to in (d) below that are beneficially owned solely by Helen Logothetis, as to which shares he disclaims beneficial ownership.

(d)Consists of 370,622 shares of Common Stock as to which Mrs. Logothetis has sole voting and disposition power and the 807,100 shares referred to in (c) above that are beneficially owned solely by Emanuel N. Logothetis, as to which shares she disclaims beneficial ownership.

BENEFICIAL OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, as of December 13, 1996, with respect to the ownership of shares of Common Stock by (i) the current directors of the Company, and (ii) all directors and executive officers of the Company as a group:

                                   Number of Shares of
       		                      Common Stock and Percent of
  Name                          Class Beneficially Owned (a)
Richard Barnitt  	                        --
Paul DeBacco	                          5,000
Anthony Grillo	                           --
Robert W. Howard                       6,000
Emanuel N. Logothetis              1,177,722 (32.2%)
Nick M. Logothetis                   506,722 (13.8%)
Steven Logothetis                    492,622 (13.5%)

Directors and Executive
Officers as a group (10 persons)   2,205,616 (60.3%)

(a) Except for the 370,622 shares of Common Stock owned by his wife and attributed to Emanuel N. Logothetis, as more fully set forth under Beneficial Ownership Of More Than 5% Of The Outstanding Common Stock, such person has sole voting and disposition power with respect to the shares shown in this column. Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares.

ELECTION OF DIRECTORS - DIRECTOR COMPENSATION

Seven directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. All of the nominees listed below are currently members of the Board of Directors. The nominees for directors have consented to serve if elected, and the Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies will be voted for the alternate candidate, if any, cho

The following information respecting the nominees has been furnished by them.
                                    Principal Occupation      Director
Name	                   Age           or Employment            Since
Richard Barnitt          58        Financial Consultant(a)       1996
Paul DeBacco             67        President,
                                   Michael Christopher
                                   Group, Inc.	                  1986
			                                consultants to management(b)
Anthony Grillo           41        Senior Managing Director,     1996
			                                The Blackstone Group, L.P.(c)
Robert W. Howard         54        Chairman, Reisen Lumber
                                   Industries, Inc.(d)           1988
Emanuel N. Logothetis	   66       	Chairman of the Board,
                                   President and                 1965
			                                Chief Executive Officer
                                   of the Company (e)
Nick M. Logothetis      	44        President, Chartwell
                                   Consulting Group              1980
Steven Logothetis	       42        Attorney (f)                  1981

(a) Mr. Barnitt has served as a financial consultant to various companies, including the Company (since 1989), since his retirement in 1988 from Kidde Inc., where he had been employed since 1963, most recently as Senior Vice President and Chief Financial Officer.

(b) Mr. DeBacco was employed by Hallmark Cards, Inc. from 1965 until his retirement in 1985, most recently as Vice President of Human Resources

(c)Mr. Grillo is a Senior Managing Director of The Blackstone Group L.P. within its Restructuring and Reorganization Group. Prior to joining The Blackstone Group L.P. in 1991, he was a Managing Director within the Restructuring and Reorganization Group of the Corporate Finance Division of Chemical Bank from November 1989 through May 1991. Previously, he had served as a financial consultant and advisor for AMA Management Corporation, a private fund, and as a workout specialist for Manufacturers Hanover Trust Company, Inc. Mr. Grillo serves as a member of the Board of Directors of Littlefuse, Inc., Tracor Inc., General Aquatics, Inc., Bar Technologies Inc. and Wall Street Concepts, Inc.

(d) Mr. Howard served as Executive Vice President of Reisen Lumber and Millwork Company from 1981 to April 1986 when he was made President of Reisen Lumber Industries. He was named Chairman of the Board of Reisen in 1995.

(e)Emanuel N. Logothetis founded the Company in 1965 and was President and Chief Executive Officer until August 10, 1987, when he was elected Chairman of the Board. He was re-elected President on August 3, 1988.

(f) Steven Logothetis is an attorney and investor. He was president of Pentacle Corporation (Pentacle) until November 1993. Pentacle is owned by members of the Logothetis family and is engaged in certain real estate operations. He was President of Eisler Engineering Corporation (Eisler) from March 1986 until August 1991. Eisler was also engaged in real estate operations and was owned by members of the Logothetis Family.

The Board of Directors held four meetings during the 1996 fiscal year. Directors who are not employees of the Company receive directors' fees of $500 for each day that they attend meetings of the Board or a committee thereof and are reimbursed for their out-of-pocket expenses incurred in connection with their activities as directors. Also, such directors receive a monthly retainer of $400. During fiscal 1996, Mr. Barnitt received fees of $22,000 for his services as a financial consultant to the Company.
Paul Debacco recieved fees of $9,000 for human resource consulting services to the Company in fiscal 1996.Mr. Barnitt and Mr. DeBacco are continuing to provide consulting services to the Company in fiscal 1997.

The Board of Directors has designated from among its members an Audit
Committee which reviews with the Company's independent accountants the scope of the annual audit and the result of such audit as well as the Company's financial and accounting practices and controls. The Audit Committee, which consisted of Robert W. Howard and Richard Barnitt, met with the Company's independent accountants two times during fiscal 1996. Paul DeBacco and Anthony Grillo served on the Compensation Committee that reviews executive compensation on an annual basis. The Compensation Committee met two times during fiscal 1996. The Board of Directors has not designated a nominating committee or other committee performing a similar function.

COMPENSATION OF EXECUTIVE OFFICERS - CERTAIN TRANSACTIONS

Executive Compensation
The following table sets forth the compensation paid to the Company's Chief Executive Officer, the only executive officer whose total salary and bonus for the fiscal year ended September 30, 1996 exceeded $100,000:

                                  SUMMARY COMPENSATION TABLE
                                     Annual Compensation
Name and                        Fiscal
Principal Position               Year     Salary       Bonus
Emanuel N. Logothetis            1996    $129,160        --
Chairman of the Board,           1995     129,160    $12,300
President,and Chief              1994     129,160      8,300
Executive Officer

Report of the Compensation Committee

The Joule' Compensation Committee administers the compensation program for the senior management group. Included in this group are Chief Executive Officer, corporate officers and selected key managers. The committee is composed of directors who are neither employees nor former employees of the Company.

The annual salary of the Chief Executive Officer has been $129,160 for each of the last three years. The Chief Executive Officer is not eligible to receive options under the terms of the Company's stock option plan. In determining whether the changes in the compensation level of the Chief Executive Officer would be appropriate, the Compensation Committee considers the overall performance of the Company for the prior year. Specific performance criteria have not been established in this regard. In 1996, there were no other payments made to the Chief Executive Officer.

Salary levels for the other members of the senior management group have been established and are based on external salary information obtained through personal contact. The information gathered is evaluated by the Compensation Committee in light of the current responsibilities of the individuals involved and serves as the basis for salary change recommendations. The determination of whether an individual will receive a bonus is based on a subjective evaluation of the individual's performance on the job as well as unit and overall corporate performance. Any compensation change made to members of the senior management group will have the approval of the Committee and the Chief Executive Officer.

                                   Compensation Committee
    	                                Paul DeBacco
	                                    Anthony Grillo

Performance Graph
Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of the Company, the American Stock Exchange Market Index and a Peer Group Index comprised of companies engaged in the help supply services business. The graph assumes $100 invested on October 1, 1991 in the Company and each of the indices.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG JOULE' INC.,AMEX MARKET INDEX AND PEER GROUP INDEX

                                     Fiscal Year Ending
Company                1991      1992    1993     1994      1995      1996
Joule' Inc.            100      137.50   212.50   187.50    443.75    537.50
Peer Group Index       100      100.41   116.28   150.26    174.34    225.66
Amex Market Index      100      104.36   122.51   124.86    250.45    156.58

<CAPTION)
                                    Fiscal Year Ending
Company                1991     1992     1993     1994     1995      1996
Joule' Inc.	           100    	 137.50   212.50   187.50   443.75    537.50
Industry Index         100      100.41   116.28   150.26   174.34    225.66
Broad Market           100      104.36   122.51   124.86   150.45    156.58

Certain Transactions

The Company leases seven properties used in its operations from Emanuel N. Logothetis and various companies, including Pentacle, that are wholly owned by the Logothetis family. Emanuel N. Logothetis is Chairman of the Board, President and Chief Executive Officer of the Company. Nick M. Logothetis and Steven Logothetis are directors of the Company. The other members of the Logothetis family are Helen Logothetis and Julie L. Clark, the wife and daughter, respectively, of Emanuel N. Logothetis. See "Beneficial Ownership of More Than 5% of the Outstanding Common Stock". In the opinion of management the terms of such leases, which provided for an aggregate annual rent of $199,000, plus applicable real estate taxes, for fiscal 1996 and are continuing at the same rate in fiscal 1997, were when made and are fair to the Company and not less favorable than would have been and are available from unaffiliated parties.

During the past three years, the Company provided temporary office services to Symphony Suites, a company owned by Nick M. Logothetis. Billing rates were comparable to those used for other customers; amounts charged during fiscal 1996 were $215,000 and $67,000 was outstanding at September 30, 1996. The highest amount outstanding during fiscal 1996 was $84,000.

During fiscal 1996, the Company made net advances of $97,000 to Kahle Engineering Corp., a manufacturing company that is wholly owned by the Logothetis family. As of September 30, 1996, Kahle owed the Company $1,131,000, including interest, which amounts have been guaranteed by Emanuel N. Logothetis. The highest amount outstanding during fiscal 1996 was $1,131,000. The Company charges Kahle interest at the same rate it pays on its bank line of credit. During fiscal 1996, the rate of interest charged to Kahle ranged from 8.25% to 9.5% and the amount of interest charged was $90,000.

The Company's Board of Directors has approved the transactions outlined above, all of which are continuing in fiscal 1997. Any substantial change in the terms of any such transactions and any additional transactions with affiliates of the Company will be submitted to the Board for approval.

MISCELLANEOUS

Relationship with Independent Accountants
The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company and its subsidiaries for the fiscal year ending September 30, 1997. Arthur Andersen LLP acted in this capacity in 1996. Arthur Andersen LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. A representative of Arthur Andersen LLP is expected to be at the meeting.

Other Action
The management has at this time no knowledge of any matters to be brought before the Annual Meeting other than those referred to above. If any additional matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

Stockholder Proposals
Any proposal that a stockholder desires to present to the 1998 Annual Meeting must be received by the Company at the above address on or prior to September 8, 1997 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy for such meeting.

Expenses of Solicitation
The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of the stock held of record for such persons and seeking instructions with respect thereto.

                          By Order of the Board of Directors
                          Bernard G. Clarkin
                          Secretary





                       10-K REPORT

Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules thereto, but without exhibits, as filed with the Securities and Exchange Commission, for the fiscal year ended September 30, 1996. Copies of the exhibits will be furnished at the Company's cost for the reproduction, postage and handling thereof. Letters requesting the Form 10-K should be addressed to the Secretary, JoulE' Inc., 1245 U.S. Route 1 South Edison, New Jersey 08837.